EXHIBIT 99.1

WageWorks Reports Fourth Quarter and Full Year 2015 Financial Results

  Fourth quarter 2015 total revenues of $83.1 million, a 6 percent increase year-over-year
  Full year 2015 total revenues of $334.3 million, a 25 percent increase year-over-year
  Fourth quarter 2015 GAAP net income of $6.2 million or $0.17 per diluted share. Non-GAAP net income per diluted share of $0.33
  Full year 2015 GAAP net income of $23.0 million or $0.63 per diluted share. Non-GAAP net income per diluted share of $1.25
  Fourth quarter 2015 non-GAAP adjusted EBITDA of $25.8 million, a 43 percent increase year-over-year
  Full year 2015 non-GAAP adjusted EBITDA of $96.5 million, a 35 percent increase year-over-year

SAN MATEO, Calif., Feb. 18, 2016 (GLOBE NEWSWIRE) -- WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its fourth quarter and fiscal year ended December 31, 2015.

“Our fourth quarter concluded another strong year for WageWorks highlighted by record performance during our Enterprise and SMB selling seasons, a very successful open enrollment period with increased demand for all our products, as well as meaningful margin improvement. We enter 2016 with positive momentum across all aspects of our business and look forward to executing on our numerous avenues for growth and taking advantage of the opportunities resulting from our unmatched service, our consolidated multi-product platform, and our strengthening market position," said Joe Jackson, Chief Executive Officer of WageWorks.

Fourth Quarter 2015 Financial Highlights

For the fourth quarter, WageWorks reported total revenue of $83.1 million, compared to $78.5 million for the fourth quarter of 2014, an increase of 6 percent. Healthcare revenue was $43.3 million, compared to $39.8 million for the fourth quarter of 2014, an increase of 9 percent. Commuter revenue was $16.0 million, compared to $15.6 million for the fourth quarter of 2014, an increase of 3 percent. COBRA revenue was $14.2 million, compared to $14.7 million for the fourth quarter of 2014, a decrease of 3 percent. Other revenue was $9.7 million, compared to $8.3 million for the fourth quarter of 2014, an increase of 17 percent.

GAAP operating income was $10.8 million for the fourth quarter of 2015, compared to $5.7 million for the fourth quarter of 2014.

On a non-GAAP basis, fourth quarter of 2015 operating income was $20.8 million, compared to $14.3 million for the fourth quarter of 2014.

GAAP net income was $6.2 million, or $0.17 per diluted share, for the fourth quarter of 2015, compared to $3.1 million, or $0.08 per diluted share, for the fourth quarter of 2014.

On a non-GAAP net income basis, fourth quarter of 2015 net income was $12.0 million, or $0.33 per diluted share, compared to $8.3 million, or $0.23 per diluted share, for the fourth quarter of 2014. Non-GAAP net income for the fourth quarter of 2014 and 2015 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, and significant severance costs related to integration initiatives and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $25.8 million for the fourth quarter of 2015, a 43 percent increase compared to $18.1 million for the fourth quarter of 2014.

Full Year 2015 Financial Highlights

For the full year 2015, WageWorks reported total revenue of $334.3 million, compared to $267.8 million for the full year 2014, an increase of 25 percent. Healthcare revenue was $176.6 million, compared to $156.0 million for full year 2014, an increase of 13 percent. Commuter revenue was $63.9 million, compared to $61.8 million for the full year 2014, an increase of 3 percent. COBRA revenue was $51.3 million, compared to $32.0 million for the full year 2014, an increase of 60 percent. Other revenue was $42.5 million, compared to $18.1 million for the full year 2014, an increase of 135 percent.

GAAP operating income was $39.9 million for the full year 2015, compared to GAAP operating income of $31.0 million for the full year 2014.

On a non-GAAP basis, full year 2015 operating income was $78.2 million, compared to non-GAAP operating income of $57.8 million for the full year 2014.

GAAP net income was $23.0 million, or $0.63 per diluted share, for the full year 2015, compared to GAAP net income of $18.2 million, or $0.50 per diluted share, for the full year 2014.

On a non-GAAP basis, full year 2015 net income was $45.8 million, or $1.25 per diluted share, compared to non-GAAP net income of $34.2 million, or $0.94 per diluted share, for the full year 2014. Non-GAAP net income for the full year 2014 and 2015 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense, and significant severance costs related to integration initiatives and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $96.5 million for the full year 2015, a 35 percent increase compared to non-GAAP adjusted EBITDA of $71.7 million for the full year 2014.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the fourth quarter and full year 2015 and 2014 is detailed in the tables provided in this press release.

As of December 31, 2015, WageWorks had cash and cash equivalents totaling $500.9 million. This compares to cash and cash equivalents totaling $413.3 million as of December 31, 2014.

The Company's Conference Call Information
WageWorks will host a conference call today, February 18, 2015, at 5:00 p.m. ET to discuss the Company’s fourth quarter and fiscal year ended December 31, 2015 financial results and business outlook.

The live webcast of the conference call can be accessed under the “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial (855) 246-1431 (toll-free) or (330) 863-3271, and enter pass code 42569264. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 42569264.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration expense, severance costs related to integration initiatives and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks
WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers. WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for 58,000 employers and approximately 4.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31
	2014	2015	2014	2015
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$39,813	$43,266	$155,989	$176,573
Commuter	15,605	15,967	61,776	63,895
COBRA	14,713	14,187	31,996	51,299
Other	8,326	9,683	18,071	42,549
Total revenues	78,457	83,103	267,832	334,316

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	31,321	28,960	100,226	117,170
Technology and development	9,002	9,113	27,741	43,041
Sales and marketing	14,182	12,095	44,940	50,540
General and administrative	11,943	14,534	42,884	54,093
Amortization and change in contingent consideration	6,335	7,672	20,992	27,618
Employee termination and other charges	-	(55)	-	1,913
Total operating expenses	72,783	72,319	236,783	294,375
Income from operations	5,674	10,784	31,049	39,941
Other income (expenses):
Interest income	2	68	5	153
Interest expense	(602)	(402)	(1,612)	(1,925)
Other income	6	(462)	743	(182)
Income before income taxes	5,080	9,988	30,185	37,987
Income tax provision	(1,982)	(3,793)	(11,943)	(15,037)
Net income	$3,098	$6,195	$18,242	$22,950

Basic net income per share	$0.09	$0.17	$0.52	$0.64
Diluted net income per share	$0.08	$0.17	$0.50	$0.63

Shares used in basic net income per share calculations	35,393	35,936	35,145	35,784
Shares used in diluted net income per share calculations	36,517	36,597	36,330	36,595

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended December 31,		Year Ended December 31
	2014	2015	2014	2015
	(unaudited)
	(in thousands)
Cost of revenues	$680	$1,160	$2,227	$3,836
Technology and development	347	457	1,209	1,190
Sales and marketing	903	732	2,466	2,724
General and administrative	2,617	3,583	8,656	12,856
	$4,547	$5,932	$14,558	$20,606

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2015
	(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$413,301	$500,918
Restricted cash, current portion	332	332
Accounts receivable, less allowance for doubtful accounts of $767 and $1,071 at December 31, 2014 and December 31, 2015, respectively	54,453	72,271
Deferred tax assets - current	11,006	—
Prepaid expenses and other current assets	14,215	13,254
Total current assets	493,307	586,775
Property and equipment, net	39,137	47,955
Goodwill	157,109	157,109
Acquired intangible assets, net	94,776	82,616
Deferred tax assets	699	9,837
Other assets	9,687	4,447
Total assets	$794,715	$888,739

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$54,285	$60,541
Customer obligations	362,451	400,821
Short-term contingent payment	3,180	739
Other current liabilities	11,924	2,893
Total current liabilities	431,840	464,994
Long-term debt	79,219	78,996
Long-term contingent payment, net of current portion	695	—
Other non-current liabilities	3,537	7,780
Total liabilities	515,291	551,770
Stockholders' equity:
Common stock, $0.001 par value (authorized 1,000,000 shares; 35,479 shares issued and outstanding at December 31, 2014; 36,055 shares issued and 35,936 shares outstanding at December 31, 2015)	36	36
Additional paid-in capital	303,568	343,166
Treasury stock at cost (119 shares at December 31, 2015)	—	(5,003)
Accumulated deficit	(24,180)	(1,230)
Total stockholders' equity	279,424	336,969
Total liabilities and stockholders’ equity	$794,715	$888,739

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2015
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$18,242	$22,950
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,386	6,671
Amortization and change in contingent consideration	20,992	27,618
Stock-based compensation	14,558	20,606
Loss on disposal of fixed assets	98	1,096
Provision for doubtful accounts	(367)	396
Deferred taxes	10,582	13,066
Excess tax benefit from the exercise of stock options	(10,433)	(11,198)
Changes in operating assets and liabilities:
Accounts receivable	(20,969)	(18,214)
Prepaid expenses and other current assets	(2,743)	961
Other assets	(2,877)	2,084
Accounts payable and accrued expenses	2,684	5,062
Customer obligations	19,480	38,370
Other liabilities	790	4,792
Net cash provided by operating activities	54,423	114,260
Cash flows from investing activities:
Purchases of property and equipment	(21,200)	(28,141)
Cash consideration for business acquisitions, net of cash acquired	(44,334)	(9,445)
Cash paid for acquisition of client contracts	—	(382)
Change in restricted cash	(1)	—
Net cash used in investing activities	(65,535)	(37,968)
Cash flows from financing activities:
Proceeds from long-term debt, net of issuance cost	49,663	(366)
Proceeds from exercise of common stock	6,744	6,598
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	2,100	2,145
Payment of contingent consideration	(4,485)	(3,247)
Purchase of treasury stock	—	(5,003)
Excess tax benefit from the exercise of stock options	10,433	11,198
Net cash provided by financing activities	64,455	11,325
Net increase in cash and cash equivalents	53,343	87,617
Cash and cash equivalents at beginning of period	359,958	413,301
Cash and cash equivalents at end of period	$413,301	$500,918

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended December 31,		Year Ended December 31
	2014	2015	2014	2015

GAAP income from operations	$5.7	$10.8	$31.0	$39.9
Stock-based compensation expense	4.5	5.9	14.6	20.6
Amortization of acquired intangibles	4.0	4.2	11.8	15.7
Employee termination and other charges	-	(0.1)	-	1.9
Contingent consideration expense	0.1	-	0.4	0.1
Non-GAAP income from operations	$14.3	$20.8	$57.8	$78.2
Non-GAAP income from operations as a percentage of total revenue	18.2%	25.0%	21.6%	23.4%

Net income:
	Three Months Ended December 31,		Year Ended December 31
	2014	2015	2014	2015

GAAP net income	$3.1	$6.2	$18.2	$23.0
Stock-based compensation expense	4.5	5.9	14.6	20.6
Amortization of acquired intangibles	4.0	4.2	11.8	15.7
Employee termination and other charges	-	(0.1)	-	1.9
Contingent consideration expense	0.1	-	0.4	0.1
Tax effect of above adjustments *	(3.4)	(4.2)	(10.8)	(15.5)
Non-GAAP net income	$8.3	$12.0	$34.2	$45.8

Weighted-average shares outstanding used in computing GAAP and Non- GAAP per share amounts (diluted)	36.5	36.6	36.3	36.6

Non-GAAP diluted net income per share	$0.23	$0.33	$0.94	$1.25

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended December 31,		Year Ended December 31
	2014	2015	2014	2015
GAAP net income	$3.1	$6.2	$18.2	$23.0
Interest income	(0.0)	-	(0.0)	(0.1)
Interest expense	0.6	0.4	1.6	1.9
Income tax provision	2.0	3.8	11.9	15.0
Depreciation	1.5	1.9	4.4	6.7
Amortization and change in contingent consideration	6.4	7.7	21.0	27.5
Stock-based compensation expense	4.5	5.9	14.6	20.6
Employee termination and other charges	-	(0.1)	-	1.9
Adjusted EBITDA	$18.1	$25.8	$71.7	$96.5

Investor Contact:
Staci Mortenson
ICR
203-682-8273
Staci.mortenson@icrinc.com

Media Contact:
Britta Meyer
WageWorks, Inc.
650-577-5208
Britta.Meyer@wageworks.com